Service Request# 20213826611

State of Delaware

SECRETARY OF STATE
DIVISION OF CORPORATIONS
P.O. BOX 898
DOVER, DELAWARE 19903

8307649
USACORP INC
325 DIVISION AVE SUITE 201
BROOKLYN, NY 11211

11-18-2021

DESCRIPTION		AMOUNT
6403794 - NEXALIN TECHNOLOGY, INC.		
0102S Stock Corporation		
	Incorporation Fee	$15.00
	Receiving/Indexing	$25.00
	Surcharge Assessment-New Castle County	$6.00
	Page Assessment-New Castle County	$36.00
	Data Entry Fee	$5.00
	Court Municipality Fee, Wilm.	$20.00
	Expedite Fee, 24 Hour	$50.00
	TOTAL CHARGES	$157.00
	TOTAL PAYMENTS	$157.00
	BALANCE	$0.00

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:14 PM 11/17/2021
FILED 03:14 PM 11/17/2021
SR 20213826611 - File Number 6403794

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

The undersigned, in order to form a corporation under the General Corporation Law of the State of Delaware (the "*General Corporation Law*"), certifies as follows:

FIRST: The name of the corporation is: Nexalin Technology, Inc. (the "*Corporation*").

SECOND: The address of the Corporation's registered office in the State of Delaware is 1811 Silverside Road, Wilmington, DE 19810. The name of the registered agent at that address for purposes of service of process is USACORP DE INC.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law other than a banking or trust business.

FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares, par value of $0.001 per share, consisting of 20,000,000 shares of Common Stock, par value $0.001 per share. Common Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of stockholders of this Corporation.

FIFTH: The name and mailing address of the sole incorporator is: Kyle A. Taylor, Esq., c/o Warshaw Burstein, LLP, 575 Lexington Avenue, New York, New York 10022.

SIXTH: Members of the Board of Directors may be elected either by written ballot or by voice vote.

SEVENTH: The Board of Directors, from time to time (after adoption by the undersigned of the original By-Laws of the Corporation), may make, alter, or repeal the By-Laws of the Corporation; provided, that any By-Laws made, amended or repealed, by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors (or any class of them) and/or between the Corporation and its stockholders (or any class of them), any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder

thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH: The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto.

TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law; or (iv) for any transaction from which the director derived an improper/personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Certificate has been signed on this November 15, 2021, and the signature of the undersigned constitutes the affirmation and acknowledgment of the undersigned, under penalties of perjury, that this Certificate is the act and deed of the undersigned and that the facts stated in this Certificate are true.

BY: /s/ Kyle A. Taylor, Esq.

NAME: Kyle A. Taylor, Esq., Incorporator